FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2018 SECOND QUARTER RESULTS
MILPITAS, Calif., January 25, 2018 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its second quarter of fiscal year 2018, which ended on December 31, 2017, and reported GAAP net loss of $(134) million and GAAP loss per diluted share of $(0.86) on revenues of $976 million.

“KLA-Tencor reported a record quarter in December 2017, delivering new quarterly highs in shipments, revenues, gross margin, and non-GAAP earnings per diluted share in the period. Full year results in calendar 2017 also set records for each of these metrics, as well as in free cash flow generation,” commented Rick Wallace, President and Chief Executive Officer of KLA-Tencor. “These outstanding results demonstrate the dedication that runs throughout our organization to serving our customers and delivering results to our stockholders, as well as the long-term value generated in successful execution of the Company’s strategic objectives.”

GAAP Results
	Q2 FY 2018	Q1 FY 2018	Q2 FY 2017
Revenues	$976 million	$970 million	$877 million
Net Income (Loss)	$(134) million	$281 million	$238 million
Earnings (Loss) per Diluted Share	$(0.86)	$1.78	$1.52

Non-GAAP Results
	Q2 FY 2018	Q1 FY 2018	Q2 FY 2017
Net Income	$309 million	$284 million	$238 million
Earnings per Diluted Share	$1.97	$1.80	$1.52
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2018 second quarter, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2017	June 30, 2017
ASSETS
Cash, cash equivalents and marketable securities	$2,758,190	$3,016,740
Accounts receivable, net	740,903	571,117
Inventories	787,971	732,988
Other current assets	66,929	71,221
Land, property and equipment, net	281,634	283,975
Goodwill	350,023	349,526
Deferred income taxes, non-current	193,740	291,967
Purchased intangibles, net	16,563	18,963
Other non-current assets	211,315	195,676
Total assets	$5,407,268	$5,532,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$149,844	$147,380
Deferred system profit	248,829	180,861
Unearned revenue	64,256	65,507
Current portion of long-term debt	—	249,983
Other current liabilities	703,619	649,431
Total current liabilities	1,166,548	1,293,162
Non-current liabilities:
Long-term debt	2,486,426	2,680,474
Unearned revenue	67,927	59,713
Other non-current liabilities	460,742	172,407
Total liabilities	4,181,643	4,205,756
Stockholders’ equity:
Common stock and capital in excess of par value	548,691	529,283
Retained earnings	729,456	848,457
Accumulated other comprehensive income (loss)	(52,522)	(51,323)
Total stockholders’ equity	1,225,625	1,326,417
Total liabilities and stockholders’ equity	$5,407,268	$5,532,173

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended December 31,		Six months ended December 31,
(In thousands, except per share amounts)	2017	2016	2017	2016
Revenues:
Product	$761,587	$683,733	$1,522,374	$1,245,486
Service	214,235	193,152	423,029	382,072
Total revenues	975,822	876,885	1,945,403	1,627,558
Costs and expenses:
Costs of revenues	347,334	318,507	700,783	596,343
Research and development	156,745	130,912	303,477	260,145
Selling, general and administrative	105,546	93,532	213,259	187,920
Interest expense and other, net	18,890	27,089	44,425	54,085
Income before income taxes	347,307	306,845	683,459	529,065
Provision for income taxes	481,626	68,594	536,842	112,713
Net income (loss)	$(134,319)	$238,251	$146,617	$416,352
Net income (loss) per share:
Basic	$(0.86)	$1.52	$0.94	$2.66
Diluted	$(0.86)	$1.52	$0.93	$2.65
Cash dividends declared per share	$0.59	$0.54	$1.18	$1.06
Weighted-average number of shares:
Basic	156,587	156,335	156,707	156,232
Diluted	156,587	157,123	157,688	157,071

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	December 31,
(In thousands)	2017	2016
Cash flows from operating activities:
Net income (loss)	$(134,319)	$238,251
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,130	14,892
Non-cash stock-based compensation expense	13,739	12,444
Net (gain) loss on sales of marketable securities and other investments	69	(681)
Accounts receivable, net	(73,877)	(24,386)
Inventories	(24,240)	13,132
Other assets	84,502	(28,315)
Accounts payable	11,069	11,786
Deferred system profit	39,562	8,302
Other liabilities	196,736	(23,012)
Net cash provided by operating activities	129,371	222,413
Cash flows from investing activities:
Acquisition of non-marketable securities	(3,377)	(900)
Business acquisition	(4,780)	—
Capital expenditures, net	(13,369)	(8,629)
Proceeds from sale of assets	—	2,582
Purchases of available-for-sale securities	(134,268)	(372,950)
Proceeds from sale of available-for-sale securities	56,506	78,136
Proceeds from maturity of available-for-sale securities	123,095	159,077
Purchases of trading securities	(18,914)	(20,813)
Proceeds from sale of trading securities	21,062	23,164
Net cash provided by (used in) investing activities	25,955	(140,333)
Cash flows from financing activities:
Proceeds from revolving credit facility, net of debt issuance costs	248,693	—
Repayment of debt	(540,000)	(40,000)
Issuance of common stock	20,579	23,694
Tax withholding payments related to vested and released restricted stock units	(2,567)	(79)
Common stock repurchases	(40,427)	—
Payment of dividends to stockholders	(92,575)	(84,529)
Net cash used in financing activities	(406,297)	(100,914)
Effect of exchange rate changes on cash and cash equivalents	3,668	(10,458)
Net decrease in cash and cash equivalents	(247,303)	(29,292)
Cash and cash equivalents at beginning of period	1,320,697	966,325
Cash and cash equivalents at end of period	$1,073,394	$937,033
Supplemental cash flow disclosures:
Income taxes paid, net	$123,625	$71,164
Interest paid	$55,693	$56,773
Non-cash activities:
Purchase of land, property and equipment - investing activities	$5,548	$1,985
Unsettled common stock repurchase - financing activities	$1,289	$—
Dividends payable - financing activities	$7,590	$12,763

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

		Three months ended			Six months ended
		December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
GAAP net income (loss)		$(134,319)	$280,936	$238,251	$146,617	$416,352
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Acquisition-related charges	a	1,608	1,587	513	3,195	1,780
Merger-related charges	b	—	3,015	4,069	3,015	7,674
Income tax effect of non-GAAP adjustments	c	(465)	(1,599)	(1,580)	(2,064)	(2,839)
Discrete tax items	d	441,894	—	(3,064)	441,894	(3,064)
Non-GAAP net income		$308,718	$283,939	$238,189	$592,657	$419,903
GAAP net income (loss) per diluted share		$(0.86)	$1.78	$1.52	$0.93	$2.65
Non-GAAP net income per diluted share		$1.97	$1.80	$1.52	$3.76	$2.67
Shares used in diluted shares calculation		156,587	157,846	157,123	157,688	157,071
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended December 31, 2017
Costs of revenues	$1,530	$—	$1,530
Selling, general and administrative	78	—	78
Total in three months ended December 31, 2017	$1,608	$—	$1,608
Three months ended September 30, 2017
Costs of revenues	$1,530	$405	$1,935
Research and development	—	1,147	1,147
Selling, general and administrative	57	1,463	1,520
Total in three months ended September 30, 2017	$1,587	$3,015	$4,602
Three months ended December 31, 2016
Costs of revenues	$500	$348	$848
Research and development	—	1,054	1,054
Selling, general and administrative	13	2,667	2,680
Total in three months ended December 31, 2016	$513	$4,069	$4,582

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges include amortization of intangible assets and inventory fair value adjustments, and transaction costs associated with acquisitions. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax item during the three months ended December 31, 2017 includes the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (“the Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Discrete tax item during the three months ended December 31, 2016 include the tax impact of certain merger-related charges that only became deductible during the three months ended December 31, 2016 as a result of the termination of the proposed merger between KLA-Tencor and Lam. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.